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                                                                   Exhibit 10.12


                    TECHNOLOGY PURCHASE AND LICENSE AGREEMENT

              Made and entered into on the __ day of January, 1998

                                 By and Between:

                      RAFAEL ARMAMENT DEVELOPMENT AUTHORITY
                       of the Israeli Ministry of Defense
                         of POB 2250 Haifa 31021 Israel
                          (hereinafter called "RAFAEL")

                                      and:

                               GIVEN IMAGING LTD.
      a private company incorporated under the laws of the State of Israel
                                 PC #51-257802-2
                       (hereinafter called, the "COMPANY")


      WHEREAS, Rafael has developed and owns the Project and the Technology, as defined and specified below; and

      WHEREAS, The Company desires to purchase from Rafael, and Rafael desires to sell to the Company, the Project and the Project's Technology, and to grant the Company an exclusive license to use the Other Technology within the Company's Field of License, all as defined and specified below and subject to the terms and conditions set forth herein;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. DEFINITIONS.

      In this Technology Purchase and License Agreement the following words and expressions shall bear the meanings set opposite them:

      the "Agreement"       this Technology Purchase and License Agreement, the
                            preamble and all exhibits and schedules thereto;

      "Improvements"        all improvements, enhancements or modifications to
                            the Project's Technology made by either party during the term of this Agreement;


      "Global Patent        the Global Patent Assignment in the form attached to
       Assignment"          this Agreement as EXHIBIT A;

      the "Patents"         the patents and patent applications, as identified
                            in EXHIBIT B hereto;

      the "Project"         An in vivo video camera and an autonomous video
                            endoscope, including a swallowable capsule with a camera and an optical system, a transmitter and a reception system;


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      the "Technology"      the existing unclassified documented know-how and
                            intellectual property developed by Rafael, and specifically used at Rafael for the Project, including the Patents and other patents and patent applications, if any, the prototypes, drawings, designs, diagrams, computer programs and their sources, design assurance data and other tangible technical information used at Rafael for the Project;

       the "Project's       the Patents, the prototypes, and such other part of
       Technology"          Technology which was developed by Rafael
                            specifically for the Project;

       the "Other           any Technology other than the Project's Technology,
       Technology"          and which shall, when delivered in tangible form to
                            the Company, be marked as "Other Technology";

       the "Company's       the license granted by Rafael to the Company under
       License"            SECTION 3.2 hereof;

       the "Company's       the commercial exploitation of the Project and
       Field of License"    products to be developed or derived therefrom;

       the "Rafael          the license granted by the Company to Rafael under
       License"             SECTION 7.1 hereof;

       the "Rafael's Field  any military and/or security application of the
       of License"          Project's Technology.



      2.    RAFAEL'S REPRESENTATIONS.

      The Technology has been developed and is owned solely by Rafael, and Rafael's rights therein are free and clear of any lien, charge, claim, preemptive right or any other encumbrance or third party rights. Neither the execution and delivery of this Agreement nor, to Rafael's best knowledge and without having conducted any special investigation, the use by the Company of the Technology, shall violate or infringe the rights of any other person, firm or entity, nor has any person, firm or entity made or threatened Rafael with any claim that will interfere with the Company's use of the Project or the Project's Technology in accordance with the terms of this Agreement, and nor will the execution, delivery or performance by Rafael of this Agreement constitute a breach of any law, agreement or instrument to which Rafael is a party or by which it is bound.



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      3.    SALE AND LICENSE OF TECHNOLOGY.

      3.1 Rafael hereby sells to the Company, and the Company hereby purchases from Rafael, all of Rafael's right, title and interest in and to the Project and the Project's Technology, free and clear of any lien, charge, claim, license, preemptive right or any other encumbrance or third party right, except for the Rafael License, as provided for under SECTION 7 below and the restrictions on the Company's use thereof as provided for under SECTION 3.3 below. In order to give full effect to this transaction, Rafael shall deliver to the Company, together with this Agreement, the GLOBAL PATENT ASSIGNMENT, duly signed by Rafael.

            Rafael agrees to execute upon the request of the Company such additional instruments, applications, declarations and forms, as may be necessary under any relevant law or as may be required by any official or authority, to continue, secure, defend, register and otherwise give full effect to, and perfect the rights of the Company under the Global Patent Assignment in the Patents, including to register the assignment of each Patent in the name of the Company.

            3.2 (a) Rafael hereby grants to the Company, and the Company hereby accepts, a world-wide, exclusive, royalty-free, and perpetual license to use the Other Technology, solely for the purpose of the commercial exploitation of the Project (the "COMPANY'S LICENSE"). The Company's License shall be transferable only in accordance with the provisions of
      Section 6 below.

                (b) Except for Rafael's limited right to rescind the Company's License as specifically provided in Section 3.3 below, the Company's License shall be irrevocable and the only remedies for any breach of its terms shall be damages and/or injunctive reliefs.

                (c) The Company's License granted hereby shall be effective upon the execution and delivery of this Agreement, without necessity for any further action or writing, subject however to the payment by the Company of the consideration as provided in SECTION 5 below. Upon the Company's written request, Rafael shall forthwith confirm in writing the Company's License and, at the Company's expense, shall execute any forms or instruments necessary for the filing, registering, perfecting, defending and recording of the Company's License at any appropriate governmental offices or other competent authorities, in Israel or abroad.

                (d) Subject to the Company's License granted hereby, Rafael shall retain all rights in the Other Technology as the sole owner thereof.

      3.3 The use of the Other Technology by the Company contrary to the provisions of this SECTION 3.2(a) shall constitute a material breach of this Agreement, and unless the Company shall cease making such use within thirty (30) days from receiving Rafael's first written notice of same, Rafael shall be entitled to rescind the Company's License by giving the Company a written notice to that effect.


      4. TANGIBLES, TECHNICAL SUPPORT AND PERSONNEL.

            4.1 As soon as practicable following the signing hereof, Rafael shall deliver to the Company all the tangible Project's Technology.


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      4.2 For the exploitation of the Project by the Company, from time to time as shall be coordinated between the Company and Rafael, at the Company's request and subject to Rafael's security restrictions and available manpower and facilities, Rafael shall provide the Company with: (i) technical support, such as Rafael's available work space, manpower (for which the Company shall pay according to Rafael's "Cost" rate plus 10%), laboratories, apparatus and other equipment required, provided, however, that the Company shall be liable for any loss or damage to Rafael or to any third party caused by any of the Company's personnel (unless the person who caused such loss or damage was acting in accordance with Rafael's written instructions), and that the Company shall maintain during such period adequate insurances covering such liabilities; (ii) reasonable assistance in technical guidance and instructions regarding the Technology, as shall be required for the Company's technical staff to gain acquaintance thereof for the purpose of the Project; and (iii) free access to Rafael's existing documentation as required for completing and documenting the Project by the Company's technical staff, consultants and other experts employed thereby.

      4.3 The Company may request Rafael from time to time that employees of Rafael will provide consulting or other services similar in nature to the Company in connection with the Project, and Rafael shall give due consideration to such requests on a case by case basis, subject to the availability of such employee, the provisions of the State Service Regulations (?????"?) and customary terms of Rafael for such purpose.


      5. CONSIDERATION.

         In consideration for the Project, the Project's Technology and the Company's License, the Company shall pay Rafael the amount of US$30,000 (thirty thousand US Dollars). Payment shall be in NIS, calculated according to the representative rate of exchange as published by the Bank of Israel immediately prior to when payment is effected, plus V.A.T. at the applicable rate, against delivery by Rafael of a "tax invoice" in the Company's name.


      6. TRANSFERABILITY OF OTHER TECHNOLOGY.

         Any transfer license or sub-license by the Company (a "TRANSFER") of any currently existing Other Technology which is not in the public domain, or any of the Company's rights under Sections 4, 8, 10 and/or 11 of this Agreement, to any third party shall be limited at all times for use only within the Company's Field of License, and further, shall be conditioned upon the prior written consent of Rafael, which consent shall not be unreasonably withheld, except for a Transfer to an affiliate which shall not require such consent. The term "affiliate" shall mean, an entity which shall first agree to abide by the terms hereof, and in which either the Company or RDC - Rafael Development Corporation Ltd. shall hold at the time of such Transfer, directly, the majority of voting rights assuring the effective control therein in a permanent fashion, and such control shall be maintained at all times unless Rafael has otherwise consented in writing and in advance, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Rafael's rights under the Rafael License shall in no way be impaired by virtue of any Transfer.

                  Any of the Project's Technology shall be freely transferable by the Company, subject only to the Rafael's License, and a prior written notice by the Company to Rafael of any intended Transfer thereof.


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      7. THE RAFAEL LICENSE.

      7.1 The Company hereby grants Rafael, and Rafael hereby accepts, a world-wide, exclusive, royalty-free, freely transferable and perpetual license to use the Project and the Project's Technology, to design, develop, manufacture, market, sell, lease, service or otherwise exploit the Project and the Project's Technology, but only within the Rafael's Field of License (the "RAFAEL LICENSE").

      7.2 The Rafael License shall be irrevocable and the only remedies for any breach of its terms shall be damages and/or injunctive reliefs.

      7.3 The Rafael License granted hereby shall be effective upon the execution and delivery of this Agreement, without necessity for any further action or writing. Upon the Rafael's written demand, the Company shall forthwith confirm in writing the Rafael's License and, at Rafael's expense, shall execute any documents necessary for the filing, registering, perfecting, defending and recording the Rafael's License at any appropriate governmental offices or other competent authorities, in Israel or abroad.


      8. NEW PATENTS ON THE PROJECTS TECHNOLOGY.

      8.1 Rafael shall have the exclusive right to prepare and file patent applications for inventions developed by Rafael based on the Project's Technology within the Rafael's Field of License in such jurisdictions and in such manner as it shall determine, and shall prosecute such applications as it deems appropriate, and the Company shall provide Rafael, at Rafael's expense, with any reasonable assistance therefor as Rafael may request. All such applications shall be filed and prosecuted in the name of Rafael and at its expense. Rafael hereby grants to the Company an irrevocable, worldwide, royalty-free, exclusive, freely transferable and perpetual license to use the inventions protected by the said patents for any use outside the Rafael's Field of License.


      9. INFRINGEMENTS.

         In the event of any infringement by a third party of any of the Patent rights in the Rafael's Field of License, Rafael may take all legitimate steps to halt such infringement, and otherwise the Company may take such steps. Rafael may request the Company to lend its name to such proceedings and provide reasonable assistance and the Company will do so subject to Rafael covering the expenses it may incur.


      10. IMPROVEMENTS.

      10.1 Where a party to this Agreement has made an Improvement, the other party shall be entitled to be notified in confidence of the general nature of such Improvement, except insofar as such disclosure would disclose information deriving from and subject to confidentiality obligations in favor of a third party and, in case of Rafael, subject to all requisite defence consents. For the foregoing purpose, either party may from time to time, by notice to the other, convene a joint meeting of the parties' senior technical personnel, at which meeting any Improvements made by each party shall be disclosed to the other party, as provided above. If the other party is interested in obtaining rights in such Improvement, the parties shall negotiate royalties or other consideration therefor. Upon agreement, the party which made the Improvement shall grant to the other exclusive rights (in the case of Rafael subject to all requisite defence consents) to use and exploit such Improvement. Such rights

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where granted to the Company shall be restricted to non-military applications and where granted to Rafael shall be restricted to military applications.

      10.2 Where one party hereto has developed an Improvement, and the other party has notified that it is interested in obtaining patent protection for such Improvement, then the first party shall not publish the same or do anything that might prejudice the validity of any patent that might subsequently be granted on it for such time as may be reasonably required to prepare and file an application for patent or other protection. Such patent shall be in the name of the party requesting the patent who shall also bear all costs and expenses connected therewith.


      11. RAFAEL'S SERVICES.

      11.1 The Company may from time to time request to engage Rafael as a sub-contractor for providing research, development or prototype manufacturing services to the Company in connection with the Project (the "SERVICES"), and Rafael shall endeavor to meet such request, subject to its priorities and its available manpower, facilities and other resources. The Services shall be provided under terms as are customary in such engagements of Rafael and which the Company and Rafael shall agree, and Rafael shall be entitled to charge the Company for Services rendered the going commercial rates.

      11.2 Notwithstanding the foregoing, where the Company decides to employ a sub-contractor for Services, and the Company has a choice between Rafael and another one or more sub-contractors, the Company shall nevertheless be obliged to employ such Services of Rafael, if Rafael's Services are competitive in respect of quality, quantity, time and price with those offered by such other sub-contractors.


      12. CONFIDENTIALITY.

      12.1 Subject to the exclusions set forth in SECTION 12.2 below, (a) the Company hereby agrees to keep the Other Technology confidential, (b) Rafael hereby agrees to keep the Project's Technology confidential, and (c) both parties agree to keep confidential any Improvement which may be disclosed thereto by the other party pursuant to Section 10 above. For the foregoing purpose, the parties hereby agree to keep the Project's Technology confidential and to take all reasonably necessary steps to ensure that its affiliates, officers and employees keep such information confidential, except for customary disclosures in the ordinary business practice of either party in connection to its respective permitted use of the Project's Technology or the Other Technology, as applicable, as provided under this Agreement, including information customarily disclosed in brochures, manuals of operation and other similar documents.

      12.2 The provisions of SECTION 12.1 shall not apply to any information which: (i) is public knowledge at the date of the Agreement or thereafter becomes public knowledge through no fault of the receiving party, (ii) is lawfully received by the receiving party from a third party who either has the right to disclose it, or is under no obligation of confidentiality to the disclosing party, or
            (iii) is disclosed as required under any applicable law. The burden of proof that any disclosure falls within any of the aforesaid exclusions shall be on the disclosing party. Where a doubt exists, as to whether any of the aforesaid exclusions apply, the party seeking to disclose shall give the other party a written notice and, if a dispute arises, then such party shall keep such information confidential until the dispute

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            is settled or resolved in an appropriate court of law, subject to any temporary relief which the party seeking the disclosure shall be entitled to apply for to such court.

      13. RAFAEL'S LIABILITY; INDEMNIFICATION.

          13.1 Rafael shall promptly indemnify the Company against any losses, damages, costs and expenses incurred by Company as a direct result of any representation of Rafael contained in SECTION 2 above proven by the Company as materially untrue or incorrect, provided, however, that all indemnifications, compensations or other payments which Rafael may become liable for hereunder shall in no event exceed the total consideration amount specified in SECTION 5 above.

          13.2 The Company shall not be entitled to the above indemnity, unless, if any claim, suit, action or other proceeding to which the indemnity set forth above applies is brought against the Company, it shall give Rafael prompt notice of same, and Rafael and the Company shall coordinate and cooperate in the defense of such claim, suit, action or other proceeding. If the Company seeks such indemnity from Rafael, then neither the Company nor Rafael shall adjust, settle or compromise any claim, suit, action or other proceeding brought against it to which the indemnity set forth herein applies without the prior written consent of the other party which consent shall not be unreasonably withheld; provided, however, that Rafael shall be entitled to adjust, settle or compromise any such claim, suit, action or other proceeding without the prior written consent of the Company if such adjustment, settlement or compromise is monetary only and in an amount which is fully covered by the indemnification under SECTION 13.1 above.


      14. NOTICES.

          Any notice or other communication required or authorized under this Agreement to be given by any party to the other party may be personally delivered, mailed, transmitted by telex, facsimile, or other electronic mean, however such notice shall operate and be deemed to have been served upon its actual receipt by the other party or upon the third working day in the postal service from its dispatch by registered mail, postage prepaid and return receipt requested, addressed to the other party's address as stated below:

          If to Rafael:

                     Rafael Armament Development Authority
                     POB 2250
                     Haifa 31020, ISRAEL
                     Attention:   President, and
                                  General Counsel

          If to  the Company:

                     GIven Imaging Ltd.
                     c/o RDC Rafael Development Corporation Ltd.
                     14 Beith Hashoeva Lane
                     Tel-Aviv 65814
                     Attention:   President and C.E.O.


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      15. MISCELLANEOUS.

          15.1 In the event that Rafael becomes a corporate or other legal entity, then Rafael shall be entitled to assign all or part of it rights and obligations hereunder to such corporation or entity, which shall become party to this Agreement with respect to the rights and obligations assigned thereto. If any Other Technology is transferred to such corporation or entity, such transfer shall be subject to the Company's License granted to the Company hereunder and the Company's rights related thereto. Except as provided in this SECTION 15.1 and in SECTION 6 above, neither this Agreement as a whole nor any right or obligation hereunder, shall be assignable by any party without the prior written consent of the other party.

          15.2 This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which constitute one and the same instrument.

          15.3 Save as expressly provided herein, this Agreement may be amended or terminated, and any of the terms hereof waived, only by a document in writing specifically referring to this Agreement and executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party hereto at any time or times to require performance of any provisions hereof shall in no manner affect this right at a later time. No waiver by either party hereto of a breach of any term contained in this Agreement, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such breach or a waiver of any breach of any other form.

         15.4 If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and all other rights and obligations of the parties shall survive to the maximum extent permitted by law.

         15.5 This Agreement and the rights and obligations of the parties hereunder or pursuant hereto shall be governed by and construed in accordance with the laws of the State of Israel. The parties hereby submit to the exclusive jurisdiction of the competent courts situated in Tel-Aviv in all matters relating to this Agreement.

         15.6 Words herein denoting the singular number only shall include the plural and vice versa.

         15.7 The headings and section in this Agreement are inserted for convenience only and shall not affect the construction thereof.


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      IN WITNESS WHEREOF, the parties hereto have executed this Technology
Transfer and License Agreement on the day first written above.




           RAFAEL ARMAMENT
                  DEVELOPMENT AUTHORITY

           By: /s/ M. Zemel        By: /s/ E. Yodikid    By: /s/ [Illegible]
              ----------------        ---------------       ----------------


           Title: Comptroller      Title:   G.M.         Title: President
                  ------------           ------------          -----------






           GIVEN IMAGING LTD.

           /s/ Gavriel Meron

           By:    Gavriel Meron

           Title: President and Chief Executive Officer





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                                    EXHIBIT A

                            GLOBAL PATENT ASSIGNMENT

             Whereas, GIven Imaging Ltd. ("GIL"), an Israeli corporation, has entered into a Technology Purchase and License Agreement, dated January 29, 1998 (the "AGREEMENT") with Rafael Armament Development Authority, a subdivision of the Israeli Ministry of Defense ("RAFAEL"), wherein Rafael has agreed, inter alia, to sell, transfer and convey to GIL certain patents and patent applications (as provided in the Agreement); and

             Whereas, Rafael (hereinafter, the "ASSIGNOR") is the sole and exclusive owner of all right, title and interest in and to the patents that have been registered with the Israeli Patents and Trademarks Registrar, and/or the United States Patent and Trademark Office and/or patent registration offices of other countries, all as identified in SCHEDULE I, which is attached hereto and incorporated herein by way of reference; and

             Whereas, Assignor is the sole and exclusive owner of all right, title and interest in and to the patent applications that have been filed with the Israeli Patents and Trademarks Registrar, and/or the United States Patent and Trademark Office and/or patent registration offices of other countries, all as identified in SCHEDULE I; and

             Whereas, GIL (hereinafter, the "ASSIGNEE") is desirous of acquiring all right, title and interest in and to each of the patents and patent applications identified in SCHEDULE I, subject to the rights of Assignor under the Agreement;

             NOW, THEREFOR, for good and valuable consideration, the receipt and sufficiency thereof is hereby acknowledged, Assignors and Assignee agree as follows:

             1. Assignor hereby sells, assigns and transfers to Assignee, and Assignee acquires and accepts, all right, title and interest in and to the patents and patent applications identified in SCHEDULE I, subject to the rights of Assignor under the Agreement.

             2. Assignor hereby authorizes and requests the Patents and Trademarks Registrar in Israel, the Commissioner of Patents and Trademarks of the United States, and each official holding a corresponding position of authority in any country or jurisdiction within which Assignor owns one or more patents or have pending one or more patent applications, to issue and to record the title of Assignee as owner of all right, title and interest in and to the patents and patent applications identified in SCHEDULE I.


             IN WITNESS WHEREOF, Assignor has signed below, by its duly authorized representatives, on this ______ day of _________, 199__.


RAFAEL ARMAMENT DEVELOPMENT AUTHORITY

By: /s/ M. Zemel        By:                   By: /s/ [Illegible]
   ----------------        ---------------       ----------------

Title: Comptroller      Title:                Title: President
       ------------           ------------          -----------


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                                 ACKNOWLEDGMENT

             On behalf of ASSIGNEE, Given Imaging Ltd., I hereby acknowledge receipt of assignment - for good and valuable consideration - of the patents and patent applications identified in SCHEDULE I.


GIVEN IMAGING LTD.

/s/ G. Meron

By:          Gavriel Meron

Title:       President and Chief Executive Officer

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                                    EXHIBIT B

                                  THE "PATENTS"